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                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                   Form 8-K



                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 July 21, 2000
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               (Date of Report: Date of earliest event reported)


                                EZCONNECT, INC.
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          (Exact name of registrant as specified in its charter)


        NEVADA                     0-27249             87-0284731
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(State or other jurisdiction (Commission File Number) (IRS Employer ID No.)
 of incorporation)



            6009 SOUTH REDWOOD ROAD, SALT LAKE CITY, UTAH  84123
            ----------------------------------------------------
                    (Address of principal executive office)



Registrant's telephone number, including area code: (801) 270-9711
                                                    --------------

                              Not Applicable
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        (Former name or former address, if changed since last report)












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                              ITEM 5. OTHER EVENTS

     Effective July 21, 2000, EZConnect, Inc. ("EZConnect") entered into an Agreement and Plan of Merger ("Merger Agreement") with Encore Wireless, Inc., a California corporation ("Encore"), wherein EZConnect has the right to acquire Encore in a stock and cash transaction, subject to certain closing conditions. The terms and conditions of the Merger Agreement are contained in the Agreement and Plan of Merger, which has been included as an exhibit to this report and is incorporated herein by this reference. The summary contained herein is qualified in its entirety by the terms of the Merger Agreement.

     Encore, headquartered in Westlake Village, California, is a provider of private label wireless Internet solutions to the marketplace.

Summary of Merger Agreement
---------------------------

(a) EZConnect will purchase from Encore 316,456 shares (the "Encore Shares") of Encore common stock, which constitutes 5% of the issued and outstanding shares of capital stock of Encore after giving effect to the issuance of the Encore Shares. The purchase price for the Encore Shares is $250,000.

(b) The purchase price for the Encore Shares will be paid by EZConnect as follows: (i) $50,000 on execution of the Merger Agreement; and (ii) $200,000 as soon as Encore has completed an audit of its unaudited financial statements (the "Audit"). If the Audit has not been completed by that date that is thirty (30) days after the start of the audit, EZConnect will pay an additional $50,000 deposit for the Encore Shares and the balance of $150,000 is payable when the audit is completed. If the Audit is not completed within 75 days from the start of the Audit, either Party may terminate the Merger Agreement upon written notice to the other Party. In the event the total assets minus the total liabilities of Encore ("the Encore Net Worth") shown on the balance sheet included in the Audit is materially less than the Encore Net Worth shown on the balance sheet included in the Encore unaudited financial statements, EZConnect may, at its option, terminate the Agreement upon written notice to Encore, or proceed with the transaction and reduce the payments to be made to Encore at Closing by the amount of the shortfall in the Encore Net Worth based on a specific formula. For purposes of triggering the adjustment provisions, a reduction in the Encore Net Worth of 5% or more will be deemed to be material.

(c) The initial $50,000 payment constitutes a deposit from EZConnect which is non-refundable; provided, that the deposit will be refunded to EZConnect if: (i) the Agreement is terminated by EZConnect due to a material reduction in the Encore Net Worth; (ii) Sprint Spectrum LP should exercise its right of first refusal to acquire Encore, (iii) this Agreement should be terminated by EZConnect due to a material misrepresentation by Encore or a material breach by Encore of its obligations under the Merger Agreement; or (iv) the transaction is terminated by Encore in accordance with section 5.10 of the Merger Agreement.

(d) On or before the Closing Date, Encore will take all actions as may be required to convert its outstanding shares of preferred stock to Encore Common Stock and to cause any outstanding options, warrants or similar rights pertaining to any securities of Encore or its Subsidiaries to be converted

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into shares of Encore Common Stock (through exercise or otherwise) or terminated. Subject to the terms and conditions of the Merger Agreement, each share of Encore Common Stock issued and outstanding immediately prior to Closing (excluding those held by EZConnect), shall cease to exist and be converted into the right to receive the cash payment described below and that number of shares of newly designated EZConnect Series A Preferred Stock (the "EZConnect Preferred Stock") calculated by (i) dividing $6,000,000 by the Trailing Trading Price, and (ii) dividing the quotient obtained in (i) by 6,020,000 (the number of shares of Encore Common Stock outstanding on the Closing Date excluding any shares held by EZConnect) (the "Exchange Ratio"). The "Trailing Trading Price" will be the average of the Closing Price for EZConnect common stock on each of the five consecutive trading days occurring immediately prior to the date of execution of the Merger Agreement; provided, that in no event shall the Trailing Trading Price be less than $2.40 or greater than $3.00. The Trailing Trade Price is $2.40.

(e) The cash payment to which each share of Encore Common Stock outstanding immediately prior to the Closing is entitled will be calculated by dividing $250,000 by [6,020,000] (the number of Encore shares outstanding on the Closing Date excluding any shares held by EZConnect).

(f) The shares of EZConnect Preferred Stock to be delivered to the principal shareholders of Encore will be placed in escrow and will be released based on certain performance criteria. One-half the shares placed in escrow will be "earned-out" based on Encore achieving a minimum number of subscribers and one-half of the shares placed in escrow shall be "earned-out" based on the continued active involvement of Messrs. Turley and Hamilton with the growth and development of Encore.

(g) Prior to the Closing Date, EZConnect will establish and authorize the issuance of a series of EZConnect Preferred Stock. The EZConnect Preferred Stock shall have rights, privileges and preferences substantially identical to those set forth in Exhibit "A" to the Merger Agreement, which has been included as an exhibit to this report.

(h) EZConnect has formed a subsidiary ("Merger Sub"), so that at the Effective Time (as defined in Section 1.03(b)of the Merger Agreement) and subject to and upon the terms and conditions of the Merger Agreement, Merger Sub shall be merged with and into Encore and the separate corporate existence of Merger Sub shall cease. Encore will continue as the surviving corporation and shall be a wholly-owned subsidiary of EZConnect.

(i) The closing of the Merger (the "Closing") shall take place (i) at the offices of EZConnect, 6009 South Redwood Road, Salt Lake City, Utah 84123, at 10:00 A.M. local time, on the earlier of October 15, 2000 and the second business day following the date on which the last to be satisfied or waived of the conditions set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the Closing) shall be satisfied or waived in accordance with the Merger Agreement or (ii) at such other place, time and/or date as EZConnect and Encore shall agree (the date of the Closing, the "Closing Date").

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(j)  The officers of Encore immediately prior to the Closing Date shall continue to serve in their respective offices of Encore, until their successors are elected or appointed and qualified or until their resignation or removal; and

(k) The directors of Merger Sub immediately prior to the Effective Time shall be the directors of Encore from and after the Closing Date, until their successors are elected or appointed and qualified or until their resignation or removal.

(l) Concurrently with the execution of the Merger Agreement, Encore and EZConnect entered into written agreements with Tod Turley and Kevin Hamilton, the executive officers and principal shareholders of Encore, to vote all their shares of Encore Common Stock in favor of the Merger Agreement.

(m) As soon as practicable, EZConnect will, to the extent required, prepare and file with the SEC, an information statement and related material (the "Information Statement") regarding the Merger Agreement. In addition, as part of its Information Statement, EZConnect will take such steps as may be necessary to elect Kevin Hamilton as a director of EZConnect. In the event that Mr. Hamilton is unable or unwilling to serve as a member of the Board of Directors of EZConnect, Tod Turley shall be elected to the Board of Directors of EZConnect as Mr. Hamilton's replacement.

(n) Prior to the Closing Date, Encore must have not less than four private label joint marketing and agency agreements similar to its agreement with Big Planet, Inc.

(o) Concurrently with the execution of the Merger Agreement, EZConnect entered into employment agreements with Messrs. Turley and Hamilton in substantially the same form as those attached to the Merger Agreement as Exhibits "C-1" and "C-2", included as exhibits to this report.

(p) Prior to the Closing Date, Encore must obtain the written consent of certain of its vendors to revise Encore's trade credit arrangements.

(q) The Merger Agreement may be terminated prior to Closing by (i) mutual written consent of each of EZConnect and Encore; (ii) by either party, if the Closing shall not have occurred on or before October 15, 2000 (the "Termination Date"); provided, however, that the right to terminate the Merger Agreement will not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date.

(r) Other key conditions to Closing are as follows: (i) the daily trading volume of EZConnect Common Stock as reported on the OTC Bulletin Board must be a minimum of 10,000 shares on at least fifteen of the thirty trading days immediately preceding the Closing Date and the average Closing Price for EZConnect Common Stock during the thirty trading days prior to the Closing Date shall be not less than $3.00 per share; and (ii) EZConnect must have working capital in the minimum amount of $300,000 for use in connection with the execution of Encore's business plan (including the payment of additional security to obtain more favorable payment terms from Encore's vendors), or shall have received binding commitments from third parties to provide funding to EZConnect for such purposes within thirty (30) days from the Closing Date in an amount not less than the difference between $300,000 and the amount of EZConnect's working capital on the Closing Date.

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(s)  Exhibits.  The following exhibits are included as part of this report:

            SEC
Exhibit     Reference
Number      Number      Title of Document                         Location
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20.01       20    Agreement and Plan of Merger, between
                  EZConnect, Inc., and EZConnect Merger Co,
                  and Encore Wireless, Inc., dated July 8, 2000   This Filing


20.02       20    Exhibit A  Form of Designation of Rights,
                  Privileges and Preferences of EZConnect
                  Preferred Stock                                 This Filing

20.03       20    Exhibit B  Form of Investor Representation
                  Letter                                          This Filing

20.04       20    Exhibit C-1 Employment Agreement - Kevin
                  Hamilton                                        This Filing

20.05       20    Exhibit C-2 Employment Agreement - Tod Turley   This Filing

20.06       20    Voting Agreement, among EZConnect, Inc, EZ
                  Merger Co., Encore Wireless, Inc., Kevin
                  Hamilton, and Tod M. Turley, dated July 8,
                  2000                                            This Filing

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                         EZCONNECT, INC.



Date: June 26, 2000                      /S/ J. Greg Spencer, President